Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

BTRS Holdings Inc.
Lawrenceville, New Jersey
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-254301) of BTRS Holdings Inc. of our reports dated March 9, 2022, relating to the consolidated financial statements, and the effectiveness of BTRS Holdings Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey
March 9, 2022